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                                                                   EXHIBIT 10 HH

                                 PROMISSORY NOTE



$250,000.00                                                   July 28, 1997



         The undersigned, ALVIN H. CLEMENS ("Clemens"), hereby promises to pay to the order of PROVIDENT AMERICAN CORPORATION, a Pennsylvania corporation, the sum of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars, together with interest at the rate of five and three-quarter (5.75%) percent per annum. Interest shall accrue and be due and payable together with the principal balance on December 15, 1997.

         The undersigned shall have the right to prepay in whole or in part any amounts due under this Note, without penalty.

         And further, the undersigned does hereby authorize and empower the Prothonotary, Clerk of Court or any Attorney of any Court of Record of Pennsylvania, or elsewhere, to appear for and to confess judgment against him for the above sum, as of any term, past, present or future, with or without declaration, with costs of suit, release of errors, without stay of execution, and with 15% added for collection fees; and the undersigned also waives the right of inquisition on any real estate that may be levied upon to collect this Note and does hereby voluntarily condemn the same and authorize the Prothonotary to enter upon the writ of execution his said voluntary condemnation, and he further agrees that said real estate may be sold on a writ of execution and he hereby waives and releases all relief from any and all appraisement, stay or exemption laws of any State, now in force or hereafter to be passed.




                                                      --------------------------
                                                           ALVIN H. CLEMENS